UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                         Indiana                              1-15983                       38-3354643

          (State or other jurisdiction         (Commission                 (IRS Employer

                 of incorporation)                       File No.)                  Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

     The information set forth in Item 2.03 hereof is incorporated into this Item 1.01 by reference.

Item 2.03.     Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 8, 2009, ArvinMeritor, Inc. (“ArvinMeritor”), in anticipation of the expiration of its existing accounts receivable securitization arrangement, entered into a new, two-year U.S. receivables financing arrangement (the “New Facility”). The New Facility contemplates that ArvinMeritor Receivables Corporation (“ARC”), a subsidiary of ArvinMeritor, will purchase eligible accounts receivable from certain other ArvinMeritor subsidiaries (the “Originators”) and will borrow under a credit facility funded by multiple lenders. ARC’s borrowings will be secured by an interest in the purchased receivables, and ARC will use the proceeds of the borrowings to fund purchases of receivables from the Originators. The purchased receivables under the New Facility are expected to be substantially similar to those under the facility it replaces.

In connection with the New Facility, ARC entered into a Loan Agreement with ArvinMeritor, as Initial Collection Agent, the Lenders from time to time party thereto and GMAC Commercial Finance LLC, as Agent (the “Loan Agreement”), providing for borrowings by ARC in an aggregate principal amount outstanding at any one time of not to exceed $105 million (which may be increased with the Agent’s consent to $125 million upon the identification of a new or existing Lender willing to provide such additional commitment), secured by an interest in accounts receivable of the Originators sold to ARC from time to time pursuant to a Third Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”) among ARC and the Originators. Borrowings under the New Facility will be subject to a borrowing base formula that provides for an 80% advance rate against eligible receivables less certain reserves.

Borrowings under the New Facility will bear interest at a rate equal to an applicable margin plus, at ARC’s option, either (a) a base rate determined by reference to the higher of (1) JPMorgan Chase Bank’s prime rate, (2) the federal funds rate plus 1/2 of 1% and (3) three-month LIBOR plus 1.00% or (b)  LIBOR. For purposes of determining the appropriate interest rate, LIBOR will be no less than 3.00%. The applicable margin for the New Facility will be 3.50% plus the Base Rate or 4.50% plus the LIBOR rate, as the case may be. The commitment fee on the undrawn amounts under the facility will be 1.00%. As of the closing date, availability under the New Facility is expected to exceed availability under the facility it replaces.

The New Facility, like the previously existing accounts receivable securitization arrangement, contains a number of covenants customary for this type of facility, including a cross-default to ArvinMeritor’s senior secured credit facility. For a further description of the covenants set forth in ArvinMeritor’s senior secured credit facility, please see Note 16 of the Notes to Consolidated Financial Statements and the discussion under the heading “Liquidity” in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ArvinMeritor’s report on Form 10-Q for the quarter ended June 28, 2009. The New Facility also contains other standard events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: September 8, 2009	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel